Exhibit 10.2

[Liquidity Award Form]

CHAMBERS STREET PROPERTIES

2013 EQUITY INCENTIVE PLAN

FORM OF LIQUIDITY EVENT SHARE AWARD AGREEMENT

This Liquidity Event Share Award Agreement (this “Agreement”) is by and between Chambers Street Properties, a Maryland real estate investment trust (the “Company”), and [                    ] (the “Grantee”), dated the      day of             , 2013 (the “Award Date”).

WHEREAS, the Company maintains the Chambers Street Properties 2013 Equity Incentive Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, under the Plan the Company may grant awards to its employees, trustees and other persons who provide significant services to the Company;

WHEREAS, the Company has retained Grantee as its [                    ], and Grantee performs services for the Company;

[Executives who have an employment agreement with the Company:

WHEREAS, Section [    ] of the Executive Employment Agreement, entered into on [                    ], between the Company and the Grantee (the “Employment Agreement”), provides that the Grantee is entitled to an award of common shares of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares”) if the Company achieves a Liquidity Event (as defined in the Employment Agreement) within two years of July 1, 2012;

WHEREAS, the Company achieved a Liquidity Event on May 21, 2013; and

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Trustees of the Company (the “Board”) has determined that it is in the best interests of the Company and its shareholders to grant Common Shares to the Grantee in full satisfaction of Section [    ] of the Employment Agreement, subject to the terms and conditions set forth below.]

[Employees who do not have an employment agreement with the Company:

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Trustees of the Company (the “Board”) has determined that the Grantee is entitled to an award of common shares of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares”) if the Company achieves a liquidity event within two years of July 1, 2012;

WHEREAS, the Company achieved a liquidity event on May 21, 2013; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant Common Shares to the Grantee in connection with the Liquidity Event, subject to the terms and conditions set forth below.]

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Grant of Shares.

The Company hereby grants the Grantee [                    ] Common Shares (the “Shares”), subject to the following terms and conditions and subject to the provisions of the Plan (the “Award”). The Plan is hereby incorporated herein by reference as though set forth herein in its entirety. The Grantee hereby accepts the Shares on such terms and conditions.

2. Vesting and Forfeiture.

Grantee’s interest in the Shares shall be fully vested and nonforfeitable upon grant.

3. Withholding Taxes.

The Grantee acknowledges that he or she generally will be required to recognize income for federal, state and/or local income tax purposes upon the grant of the Shares and that such income generally will be subject to withholding of tax by the Company. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the Award, the Grantee will pay to the Company or, if appropriate, any of its affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The Grantee may choose to make payment of such withholding amount by: (a) providing a cash payment in the form of a personal check or transfer of funds by wire payable to the Company, thereby receiving the total number of Shares granted; (b) a reduction in the Shares issued having a Fair Market Value equivalent to the applicable withholding amount calculated by the Company at the close of business on the date on which such Shares are granted, thereby resulting in a net amount of Shares being issued to the Grantee to reflect such reduction; or (c) a combination of a reduction in Shares having a Fair Market Value equivalent to the amount calculated by the Company at the close of business the date on which such shares are granted (thereby resulting in a net amount of Shares being issued to Grantee to reflect such reduction) plus any remaining withholding amount in a cash payment in the form of a personal check or transfer of funds by wire payable to the Company that satisfies the withholding obligations of the Grantee. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

4. Voting Rights; Dividends; Capital Changes.

The Grantee shall have the full power to vote all of the Shares from time to time after the Award Date, and shall be entitled to receive all dividends declared upon any of the Shares from time to time after the Award Date (net of all applicable withholding taxes). All shares of capital stock or other securities issued with respect to any of the Shares or in substitution thereof, whether by the Company or by another issuer, shall be subject to all of the terms of this Agreement and may be forfeited to the Company under the same circumstances as the Shares with respect to, or in substitution for, which they were issued.

5. No Rights to Employment.

Neither this Agreement nor the Plan shall confer upon the Grantee any rights of employment with the Company, including, without limitation, any right to continue in the employ of the Company, or shall affect the right of the Company to terminate the employment of the Grantee at any time, with or without cause.

6. Compliance with Law.

This Agreement, the Award and the obligation of the Company to grant and/or and deliver the Shares hereunder shall be subject in all respects to: (a) all applicable federal, state and/or local laws, rules and regulations; and (b) any registration, qualification, approval or other requirement imposed by any government or regulatory agency or body which the Committee, in its discretion, determines to be necessary or applicable. If at any time the Company determines, in its discretion, that the listing, registration or qualification of its Common Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, then the Company shall not be required to deliver any certificates representing the Shares to the Grantee or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

7. Miscellaneous.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b) The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Committee shall be final and binding upon all persons.

(c) All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to the Company’s principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph.

(d) The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Grantee or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(e) This Agreement (including the Plan) contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

(f) This Agreement and all terms and conditions hereof shall be binding upon the parties hereto, and their successors, heirs, legatees and legal representatives.

(g) Notwithstanding any provisions in this Agreement to the contrary, to the extent required by (i) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and/or (ii) any policy that may be adopted by the Company, the Shares shall be subject to clawback to the extent necessary to comply with such law(s) and/or policy, which clawback may include forfeiture of the Shares and/or repayment of amounts paid or payable pursuant to this Agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the Award Date.

CHAMBERS STREET PROPERTIES

By:
Name:
Title:

GRANTEE

Name: